Exhibit 99.1

Progenity Provides Financial Guidance for Full-year 2021

Total 2021 revenue expected to grow by up to 30%1, reaching a range of $130 to $145 million

Core molecular testing2 volume expected to grow by up to 16%

SAN DIEGO, Jan. 13, 2021 — Progenity, Inc. (Nasdaq: PROG), a biotechnology company with an established track record of success in developing and commercializing molecular testing products, today provided 2021 full-year financial guidance.

“The year 2020 proved to be a transitional period for Progenity, especially in light of the adverse impact to revenue and volume due to transient revenue cycle changes in the second half of the year. We expect that we will return to strong, sustained revenue and volume growth in 2021 led by expansion of our core product lines and additional testing capacity for SARS CoV-2 test services. We also remain on track to complete the clinical validation of our preeclampsia rule out test, Preecludia™, by mid-year and to prepare for launch in the second half of the year. We’ve also made significant progress with our potentially transformative Innatal 4 technology and continued advances and partnerships negotiations relating to our GI portfolio,” said Harry Stylli, Ph.D., CEO, chairman of the board, and co-founder of Progenity. “In addition, we are committed to actively managing our SG&A costs and will maintain disciplined R&D spend throughout the year.”

Financial Guidance for 2021

Core molecular testing revenue:	$115 to $125 million[3]
SARS CoV-2 revenue:	$15 to $20 million
Total revenue:	$130 to $145 million (estimated annual growth of up to 30%1)

SG&A expense:	$150 to $160 million
R&D expense:	$50 to $55 million

Core molecular testing volume[2]:	290,000 to 310,000
SARS CoV-2 volume:	275,000 to 300,000

[1]

Growth of annual 2021 revenue guidance over estimated 2020 revenues ex-accruals (a reconciliation of 2020 revenue ex-accruals to its comparable GAAP figure (revenue) is not available due to the unpredictability of accruals, if any. In addition, the magnitude of any such accruals may be significant, as discussed in our periodic reports previously filed with the SEC)

[2]	Volume for Innatal, Preparent, Riscover tests
[3]	Includes revenues from Avero affiliate

About Progenity

Progenity, Inc. is a biotechnology company with an established track record of success in developing and commercializing molecular testing products, as well as innovating in the field of precision medicine. Progenity provides in vitro molecular tests designed to improve lives by providing actionable information that helps guide patients and physicians in making medical decisions during key life stages. The company applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies. For more information on how Progenity is helping clinicians and patients prepare for life, please visit www.progenity.com.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the impact of the COVID-19 pandemic on our business, operations, financial results, and future performance, and the progress of our research and development efforts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release, including revenue, expense and volume guidance for the fiscal year 2021. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, the ongoing COVID-19 pandemic, our ability to develop and commercialize our testing products as well as innovate in the field of precision medicine, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, disputes with third party payors with respect to reimbursement and recoupment, our expectations regarding future revenue, costs and test volumes, our expectations regarding our in network position, anticipated capacity for our tests, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC and other subsequent documents we file with the SEC.

We expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

media@progenity.com

(858) 457-2436